Exhibit 10.1

TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (this “Agreement”) is made as of June 20, 2016 (the "Effective Date”) by and between Matthew Bell, an individual (“Employee”) and Modern Systems Corporation, a Delaware corporation (formerly known as BluePhoenix Solutions USA, Inc.) (the “Company” and together with Employee collectively referred to as the “Parties” or individually referred to as a “Party”), a wholly-owned subsidiary of ModSys International Ltd. (“Parent”).

RECITALS

WHEREAS, Employee is an at-will employee of the Company;

WHEREAS, the Parties entered into an employment offer dated September 15, 2015 (the “Employment Offer”), a Proprietary Information and Inventions Agreement (the Confidentiality Agreement”), and a Stock Option Agreement between Parent and Employee dated April 25, 2012) (the “Stock Option Agreement”).

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees (as defined in Section 7):

NOW, THEREFORE, in order to amicably resolve any outstanding matters related to the employment relationship, and in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

1.       Continued Employment; Separation Date; Resignation as Officer.

(a)        Employee will continue as an at-will employee as of the Effective Date, Employee's last day of employment with the Company will be the earlier of February 28, 2017 or the date the Company or Employee terminates Employee's at-will employment (the “Separation Date”). During the time period between the Effective Date and the Separation Date (the “Transition Period”), Employee agrees to continue to serve as CEO of the Company with the primary responsibility of performing transitional duties for the Company including but not limited to: hand-over of files, emails and guidance in order for the Company to prepare of and be in compliance with corporate obligations and account/banking authorizations, assisting with strategic initiatives, and all other duties as reasonably assigned by the Board of Directors and reasonably agreed to by Employee.

(b)        On the Separation Date, unless otherwise mutually agreed upon by the parties, Employee will be deemed to have resigned voluntarily from all positions held by him with Company, Parent and all other subsidiaries of Parent, without any further required action by the Employee; provided however, if the Company or Parent requests, Employee will execute any documents necessary to reflect his resignation. The Company agrees to remove Employee as an officer or authorized signatory of the Company, Parent and any of their related entities within ninety (90) days of the Separation Date and further agrees Company will indemnify Employee, as provided for in the General Corporation Law of the State of Delaware and at Section 6.01 of the Company's By-laws, in the event of a lawsuit or claim in which Employee is sued either jointly or separately for acts arising out of the Company's failure to timely remove Employee as an officer and signatory.

Transition Agreement and Release

2.       Consideration including Additional Consideration.

(a)        Transition Period. In exchange for the consideration provided for herein, through the Separation Date, the Company agrees to pay Employee's (i) normal base salary compensation, less required deductions and withholdings, paid on the Company's standard payroll dates beginning with the first payroll date following the Effective Date and (ii) all other benefits consistent with what has been historically paid or received (e.g. health care benefits, vacation accrual, reimbursement of corporate expenses but excluding any performance bonuses, required securities law filings incident to Employee's continued employment through the Separation Date).

(b)        Supplement to Transition Agreement and Release. In consideration for the execution by Employee of a Supplement to Transition Agreement and Release within twenty-one (21) days after Employee's Separation Date, the form of which is attached hereto as Exhibit A (the “Supplemental Release”), then as provided in the Supplemental Release, the Company shall provide Employee with the additional consideration described in subsections (i), (ii) and (iii) below (collectively, “Additional Consideration”).

(i)        Restricted Stock Units. Subject to subsection (ii)(D) below and Section 5 of the Employment Offer, Company agrees Employee will continue to vest in the 2015 RSU Grant (as that term is defined in the Employment Offer). On the Separation Date the Company will issue to Employee all vested shares; provided, further that upon such issuance, Employee shall be responsible for all (A) tax consequences and obligations as provided for in Section 7 of the Stock Option Agreement and (B) reporting requirements under any SEC rules. For avoidance of doubt, all remaining unvested restricted stock units will be forfeited as of the Separation Date.

(ii)       Sale Bonus. Subject to subsection (iii)(D) below, during the Transition Period, Employee shall be eligible for the sale transaction bonus as specifically provided for in Section 4 (b) of the Employment Offer.

(iii)     Attorney's Fees. The Company will, upon presentation of an invoice from Employee's separate legal counsel, pay up to $2,000 USD towards Employee’s legal expenses incurred in connection with negotiation and execution of this Agreement and Supplemental Release.

(iv)     Acknowledgement. Employee acknowledges and agrees that continued employment through the Separation Date and the Additional Consideration provided for herein constitutes adequate legal consideration for the promises and representations made by Employee in the Agreement. Furthermore, with respect to the Additional Consideration, vesting of any Restricted Stock Units (as provided in subsection (i)) and any bonus (as provided in subsection (ii)), is contingent upon Employee complying with the following conditions: (A) Employee must sign the Supplemental Release on or within twenty-one (21) days following the Separation Date; (B) Employee must not revoke the Supplemental Release; and (C) the Supplemental Release must become effective and enforceable on the eighth day after Employee signs the Supplemental Release, (D) Employee must continue to abide by the surviving provisions, including the covenants not to compete or solicit, of the Confidentiality Agreement; and (F) Employee must make himself reasonably available to assist in the orderly transition of Employee’s duties to other employees of the Company via telephone or in-person during the period commencing on the Separation Date and continuing for ninety days thereafter.

(c)        In the event that the Company terminates Employee's employment during the Transition Period prior to February 28, 2017, other than for Breach of Trust (as defined in the Stock Option Agreement), (i) Employee will be entitled to acceleration of the vesting of the 2015 RSU Grant as of the Separation Date, as if Employee had remained employed through February 28, 2017 and (b) Employee shall continue to receive his regular base salary as severance, less required deductions and withholdings, paid on the Company's standard payroll dates through February 28, 2017.

Transition Agreement and Release

(d)        Except as explicitly provided in this Agreement, Employee acknowledges and agrees that he is not entitled to any additional severance payments, equity acceleration, advance notice of termination or other benefits in connection with Employee’s separation from service pursuant to the Employment Offer or otherwise.

3.       Reaffirmation. Employee and the Company agree to execute the attached Supplemental Release on or within twenty-one (21) days after the Separation Date in order to extend and reaffirm the promises and covenants made by them in this Agreement, including but not limited to the mutual general release of all claims. If Employee fails to execute the Supplemental Release on or within twenty-one (21) days after the Separation Date, or effectively revokes the acceptance of the Supplemental Release, Employee shall not receive the Additional Consideration.

4.       Payment of Salary, Benefits Prior to Effective Date. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, paid time off, housing allowances, relocation costs, interest, severance, stock, stock options, outplacement costs, fees, commissions and any and all other benefits and compensation due to Employee as of the Effective Date.

5.       Separation from Employment. Employee acknowledges and agrees that employment with or service to the Company in any capacity will end on the Separation Date. During the Transition Period, Employee shall continue to receive his current base salary and benefits provided in Section 2(a) above up to and including the Separation Date. Employee claims and shall claim no further right to employment by the Company beyond the Separation Date. Further, the Parties understand and acknowledge that this Agreement and the Supplemental Release are intended to represent Employee’s sole entitlement after the Effective Date to payments and benefits in connection with the termination of employment.

6.       Confidentiality Agreement. Employee shall continue to comply with the terms and conditions of the Confidentiality Agreement, and maintain the confidentiality of all of the Company’s confidential and proprietary information. Employee shall also return to the Company all of the Company’s property, including all confidential and proprietary information, and all documents and information that Employee obtained in connection with his employment with the Company, on or before the Separation Date.

7.       Release of Claims. Employee agrees that the consideration described in this Agreement represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, and subsidiaries, parent, subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date, including, without limitation:

(a)        any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

Transition Agreement and Release

(b)        any and all claims relating to, or arising from, Employee’s rights with respect to any restricted stock units of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c)        any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(d)        any and all claims for violation of any federal, state or municipal statute, including, but not limited to, title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973, Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act, except as prohibited by law; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the Sarbanes-Oxley Act of 2002; and any of the laws of the State of Washington, and any other state or local law or ordinance relating to employment discrimination;

(e)        any and all claims for violation of the federal or any state constitution;

(f)        any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g)        any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of the Agreement; and

(h)        any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under the Agreement. This Agreement does not release claims that cannot be released as a matter of law.

8.       Acknowledgment of Waiver of Claims under ADEA. Employee understands and acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Separation Date. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty one (21) days within which to consider this Agreement, (c) he has seven (7) days following the execution of this Agreement to revoke this Agreement (the “Revocation Period”) and any revocation must be in writing and must be received by the company during the Revocation Period; and (d) this Agreement shall not be effective until the Revocation Period has expired. Nothing in the Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the periods identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering the Agreement.

Transition Agreement and Release

9.        No Pending or Future Lawsuits. Employee and Company represents that he/they have not filed or otherwise pursued any charges, complaints or claims of any nature and there are no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Employee or Company or any of the other Releasees. Employee also represents that, except to the extent permitted by law, he does not intend and will not bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

10.       No Cooperation. Employee further agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances. claims. charges, or complaints by any third party against any of the Releasees. unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order. and to furnish. within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes. differences, grievances, claims, charges, or complaints against any of the Releasees. Employee shall state no more than that he cannot provide counsel or assistance.

11.       Non-Disparagement. Employee and the Company (for this purpose, the Company is deemed to be the officers and individual members of the Board of Directors) each agree to refrain from any disparagement, defamation, libel, or slander of the other (and in the case of Employee, any of the Releasees).

12.       Breach. Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA. or of any provision of the Confidentiality Agreement, shall entitle the Company to injunctive relief without a bond (or the lowest bond permissible under applicable law), other appropriate remedies, and damages.

13.       Damages for Breach. Employee acknowledges that the obligations of the non-disparagement, confidentiality, and cooperation sections set forth above are mutual as described by their terms, and in any event are material parts of the consideration and inducement to the Company to provide any of the consideration set forth herein. Further, Employee agrees that the harm to the Company from any breach of the obligations of those provisions may be wholly or partially irreparable, and Employee agrees that such obligations may be enforced by injunctive relief and other appropriate remedies, as well as by damages.

14.       Indemnification. Subject to applicable law, and expiration of any applicable statute of limitations, if any, Employee will be provided indemnification to the maximum extent permitted by a separate indemnification agreement, if any ("Indemnification Agreement"), the Israeli Companies Law and Parent's Memorandum of Association, as amended, and Amended Articles of Association and the governing documents of the Company, including coverage, if applicable, under any directors and officers insurance policies, with such indemnification determined by the Board or any of its committees in good faith based on principles consistently applied (subject to such limited exceptions as the Board may approve in cases of hardship) and on terms no less favorable than those provided to any other Company executive officer or director.

Transition Agreement and Release

15.       Costs. The Parties shall each bear their own costs, attorneys' fees, and other fees incurred in connection with the preparation of this Agreement except as set forth in the Agreement

16.       Section Headings. Section headings in this Agreement are included for convenience of reference only and shall not be considered a part of this Agreement for any other purpose.

17.       Severability. The provisions of this Agreement are severable, and if any part is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law. Any court or arbitrator having jurisdiction over such matters shall have the power to reform such unlawful or unenforceable provision to the extent necessary for such provision to be enforceable to the fullest extent under applicable law.

18.       Governing Law; Consent to Jurisdiction. This Agreement shall be governed by the laws of the State of Washington, without regard to its choice of law provisions. The parties hereby irrevocably and unconditionally agree to submit any legal action or proceeding relating to the subject matter of this Agreement to the non-exclusive general jurisdiction of the courts of the State of Washington located in King County and the courts of the United States located in the Western District of Washington and, in any such action or proceeding, consent to jurisdiction in such courts and waive any objection to the venue in such court.

19.       Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that he is responsible for payment of any local, grate and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee's failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorney fees.

20.       No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties, previously or in connection with this Agreement, shall be construed to be: (a) an admission of the truth or falsity of any claims made, or (b) an admission by either party of any fault or liability whatsoever to the other party or to any third party.

21.       No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed try either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or their authorized representatives.

22.       Attorney Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

23.       Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee's employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee's relationship with the Company, with the exception of the Confidentiality Agreement and any specific references to the Employment Offer, Stock Option Plan and Indemnification Agreement.

Transition Agreement and Release

24.       Knowing and Voluntary Agreement. Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement. Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Employee acknowledges that:

(a)        he has read this Agreement;

(b)        he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c)        he has been given twenty-one (21) days within which to consider this Agreement and understands he may elect to execute prior to twenty-one (21) days: and

(d)        he understands the terms and consequences of this Agreement and of the releases it contains and he is fully aware of the legal and binding effect of this Agreement.

If this Agreement is acceptable to Employee, please sign below within twenty-one (21) days of receipt of this Agreement. If Employee does not sign this Agreement and return it to the Company within the aforementioned timeframe, the Company's offer to provide the consideration herein will expire.

PLEASE READ CAREFULLY. THIS IS A VOLUNTARY RELEASE THAT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

MODERN SYSTEMS CORPORATION		MATTHEW BELL

/s/ SCOTT MILLER		/s/ Matthew Bell
By:	SCOTT MILLER	Matthew Bell
Its:	CHAIRMAN
Date:	20 JUNE 2016	Date:	17 June 2016

Transition Agreement and Release

EXHIBIT A

SUPPLEMENT TO TRANSITION AGREEMENT AND RELEASE

This Supplement to Transition Agreement and Release (this "Supplemental Release) is made by and between Matthew Bell, an individual ("Employee”) and Modern Systems Corporation, a Delaware corporation (formerly known as BluePhoenix Solutions USA, Inc.), a wholly-owned subsidiary of ModSys International Ltd. (the "Company" and together with Employee collectively referred to as the "Parties" or individually referred to as a “Party") and amends the Transition Agreement and Release ("Agreement") by extending the promises and agreements of each and every section and subsection, except Section 8 and its subparts, of the Agreement through the Separation Date. Terms not defined in this Supplemental Release have the meaning ascribed in the Agreement.

1.        Acknowledgment of Waiver of Claims under ADEA. This Supplemental Release is intended to satisfy the Age Discrimination in Employment Act of 1967 ("ADEA"). Employee is advised to consult with an attorney before executing this Supplemental Release.

(a)        Acknowledgement/Time to Consider. Employee acknowledges and agrees that (a) he has read and understands the terms of this Supplemental Release; (b) he has been advised to consult with an attorney; (c) that he has obtained and considered such legal counsel as he deems necessary; (d) that he has been given twenty-one (21) days to consider whether or not to sign this Supplemental Release (although Employee may elect not to use the full 21-day period at his option); and (e) that by signing this Supplemental Release, Employee acknowledges that he does so freely, knowingly, and voluntarily.

(b)        Revocation/Effective Date. This Supplemental Release shall not become effective or enforceable until the eighth day after Employee signs this Supplemental Release. In other words. Employee may revoke his acceptance of this Supplemental Release within seven (7) days after he signs it. Employee's revocation must be in writing and received by Scott Miller, by 5:00 p.m. Pacific Time (with a copy to Adam Goldblatt, Company counsel at adam@agoldblatt.com). on or before the seventh day after it is signed to be effective. If Employee does not revoke his acceptance on or before that date, his acceptance of this Supplemental Release shall become binding and enforceable on the eighth day.

(c)        Preserved Rights of Employee. This Supplemental Release does not waive or release any rights or claims that Employee may have under the ADEA that arise after the execution of this Supplemental Release. In addition. this Supplemental Release does not prohibit Employee from seeking relief in the event of a breach of the Agreement, or from challenging the validity of waiver and release of claims under the ADEA.

The parties to this Supplemental Release have read the foregoing Supplemental Release and fully understand each and every provision contained herein. Wherefore, the parties have FREELY AND VOLUNTARILY executed this SUPPLEMENTAL RELEASE on the dates shown below.

MODERN SYSTEMS CORPORATION		Matthew Bell, an individual

/s/ SCOTT MILLER		/s/ Matthew Bell
By:	SCOTT MILLER	Matthew Bell
Its:	CHAIRMAN
Date:	20 JUNE 2016	Date:	17 June 2016